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                                                                    Exhibit 99.1




FOR IMMEDIATE RELEASE

THE CARBIDE/GRAPHITE GROUP, INC. REPORTS
EXTENSION OF BANK AGREEMENT WAIVER

         Pittsburgh, Pennsylvania - August 9, 2001 - The Carbide/Graphite Group, Inc. (NASDAQ NNM: CGGI) today reported that the bank group under its $135 million revolving credit facility has extended the expiration date of a previously-issued waiver related to the Company's non-compliance with certain financial covenants during its fiscal year ended July 31, 2000. Such waiver has been extended until August 31, 2001. The Company is continuing to work with Questor Management LLC and the bank group to consummate a financial restructuring of the Company.

         The Carbide/Graphite Group, Inc. is a leading manufacturer of industrial graphite and calcium carbide products with manufacturing facilities in St. Marys, Pennsylvania; Niagara Falls, New York; Louisville and Calvert City, Kentucky; and Seadrift, Texas.

         Note: This release contains forward-looking statements that are based on current expectations, estimates and projections about the industries in which the Company operates, management's beliefs and assumptions made by management. Words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, and are subject to the safe harbor created thereby. These statements are based on a number of assumptions that could ultimately prove inaccurate and, therefore, there can be no assurance that such statements will prove to be accurate. Other risks and uncertainties are detailed in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.